As filed with the Securities and Exchange
                         Commission on November 2, 2000

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant                                   |X|

Filed by a Party other than the Registrant                |_|

Check the appropriate box:

|_|     Preliminary Proxy Statement

|X|     Definitive Proxy Statement

        Definitive Additional Materials

|_|     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_|     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                           United Natural Foods, Inc.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

                           UNITED NATURAL FOODS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 6, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of United Natural Foods, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, December 6, 2000 at 10:00 a.m. PST at the Hyatt Regency Sacramento at Capitol Park, 1209 L Street, Sacramento, CA 95814 (the "Meeting") for the purpose of considering and voting upon the following matters:

                  1. To elect three Class I directors for the ensuing three years.

                  2. To approve an amendment to the Company's Amended and Restated 1996 Stock Option Plan (the "Plan") increasing the number of shares of common stock reserved for issuance under the Plan from 2,000,000 to 2,500,000.

                  3. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the current fiscal year.

                  4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

The Board of Directors has fixed the close of business on Wednesday, October 18, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 260 Lake Road, Dayville, Connecticut 06241, and will be available at the Meeting.

A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                            By Order of the Board of Directors,

                                                   Thomas B. Simone,
                                                   Chairman of the Board
November 2, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                           UNITED NATURAL FOODS, INC.
                                  260 Lake Road
                           Dayville, Connecticut 06241

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                         To Be Held on December 6, 2000

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Natural Foods, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, December 6, 2000 at 10:00 a.m. PST at the Hyatt Regency Sacramento at Capitol Park, 1209 L Street, Sacramento, CA 95814 and at any adjournments thereof (the "Meeting").

All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

On October 18, 2000, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 18,327,805 shares of common stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2000 are being mailed to stockholders on or about November 2, 2000. The Company will bear the cost of soliciting proxies from stockholders. The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended July 31, 2000, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Company, Attention of Todd Weintraub, Corporate Controller, United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of September 30, 2000 by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, (iii) the Chief Executive Officer and the executive officers named in the Summary Compensation Table below and (iv) all directors, director nominees and executive officers as a group.

                                                       Shares          Percentage of
                                                    Beneficially    Shares Beneficially
Name of Beneficial Owner                                Owned            Owned (1)
------------------------                            ------------    -------------------
5% Stockholders
Norman A. Cloutier(2)..........................       2,544,350           13.7%
  60 Crystal Drive
  East Greenwich, RI  02818
Employee Stock Ownership Trust(3)..............       1,868,951           10.2%
  Robert G. Huckins, Trustee
  19404 Camino Del Aguila
  Escondido, CA  92025
Michael S. Funk(4).............................       1,778,027           9.6%
  c/o Mountain People's Warehouse
  Incorporated
  12745 Earhart Avenue
  Auburn, CA  95602
Funk Family 1992 Revocable Living Trust(5).....
  c/o Michael S. Funk                                 1,662,527           9.1%
  Mountain People's Warehouse Incorporated
  12745 Earhart Avenue
  Auburn, CA  95602
Wellington Management Company, LLP(6)..........       1,650,000           9.0%
  75 State Street
  Boston, MA  02109
Richard S. Youngman(7).........................       1,501,511           8.2%
  c/o United Natural Foods, Inc.
  Stow Mills Drive
  Chesterfield, NH  03443
Richard S. Youngman Trust - 1999...............       1,501,511           8.2%
  c/o United Natural Foods, Inc.
  Stow Mills Drive
  Chesterfield, NH  03443
Other Named Executive Officers and Other
Directors

Joseph M. Cianciolo(8).........................          13,000             *
Kevin T. Michel(9).............................          16,500             *
Gordon D. Barker(10)...........................          12,000             *
Thomas B. Simone (11)..........................          46,500             *
James P. Heffernan(10).........................          12,000             *
All executive officers, directors and director
nominees, as a group (7 persons)(12)  .........       3,379,538           18.2%

----------
*     Less than 1%

(1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 2000 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes 249,759 shares issuable within the 60-day period following September 30, 2000 pursuant to the exercise of stock options.

(3) ESOP participants are entitled to direct Robert G. Huckins, the trustee of the ESOT (the "Trustee"), as to how to vote shares allocated to their ESOP accounts under the ESOP. In accordance with the provisions of the ESOP, the Trustee is directed to vote unallocated shares of Common Stock, and allocated shares for which no voting direction has been received, in the same proportion as participants have directed the Trustee to vote their allocated shares of Common Stock. The ESOT disclaims beneficial ownership of the allocated shares to the extent that the beneficial ownership of such shares is attributable to participants in the ESOP.

(4) Includes 1,662,527 shares held by the Funk Family 1992 Revocable Living Trust, of which Michael and Judith Funk are the Co-Trustees. Includes 115,500 shares issuable within the 60-day period following September 30, 2000 pursuant to the exercise of stock options. Does not include 2,111 shares held by the ESOT and allocated to Mr. Funk under the ESOP.

(5) Michael S. Funk and his wife Judith A. Funk are Co-Trustees of the Funk Family 1992 Revocable Living Trust and share investment and voting control of the shares held by the trust.

(6) Wellington Management Company, LLP ("WMC") is an investment adviser registered under the Investment Advisers Act of 1940. WMC, in its capacity as investment adviser, may be deemed to beneficially own 1,650,000 shares of the Company which are held of record by clients of WMC. WMC has shared voting power with respect to 1,417,500 shares and shared dispositive power with respect to

      1,650,000 shares. This information is derived solely from a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2000.

(7) Consists of 1,501,511 shares held by the Richard S. Youngman Revocable Trust. Does not include 847 shares held by the ESOT and allocated to Mr. Youngman under the ESOP.

(8) Includes 12,000 shares issuable within the 60-day period following September 30, 2000 pursuant to the exercise of stock options.

(9) Consists of 16,500 shares issuable within the 60-day period following September 30, 2000 pursuant to the exercise of stock options. Does not include 1,691 shares held by the ESOT and allocated to Mr. Michel under the ESOP.

(10) Consists of 12,000 shares issuable within the 60-day period following September 30, 2000 pursuant to the exercise of stock options.

(11) Consists of 46,500 shares issuable within the 60-day period following September 30, 2000 pursuant to the exercise of stock options.

(12) Consists of 214,500 shares issuable within the 60-day period following September 30, 2000 pursuant to the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during the fiscal year ended July 31, 2000 the Reporting Persons complied with all Section 16(a) filing requirements, except that Mr. Cloutier did not timely file one Form 4 reporting seven transactions.

Votes Required

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the approval of the amendment to the Company's Amended and Restated 1996 Stock Option Plan and the ratification of the appointment of KPMG LLP as the Company's independent public accountants for the current fiscal year.

Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Directors and Nominees for Director

The Company has a classified Board of Directors currently consisting of three Class I directors (Joseph M. Cianciolo, Kevin T. Michel and Richard S. Youngman), two Class II directors (Gordon D. Barker and Thomas B. Simone), and two Class III directors (James P. Heffernan and Michael S. Funk). The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

The persons named in the enclosed proxy will vote to elect Joseph M. Cianciolo, Kevin T. Michel and Richard S. Youngman as Class I directors, unless the proxy is marked otherwise. All are currently Class I directors of the Company.

The Class I directors will be elected to hold office until the 2003 annual meeting of stockholders and until their successors are elected and qualified. Each has indicated his willingness to serve, if elected; however, if any should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe any will be unable to serve if elected.

For each member of the Board of Directors, including the nominees for election as Class I directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company.

Joseph M. Cianciolo, age 61, was elected as a Director in September 1999 to fill the seat left vacant by Barclay McFadden III. Mr. Cianciolo serves as Chairman of the Audit Committee and as a member of the Compensation Committee. Mr. Cianciolo was the Managing Partner of KPMG LLP, Providence, Rhode Island Office from June 1990 until June 1999. Prior to his appointment as managing partner, Mr. Cianciolo served as the engagement partner from 1970 - 1999 for various manufacturing and distribution companies, health, beauty and restaurant chains, and a manufacturer of electronic devices.

Kevin T. Michel, age 43, became the Chief Financial Officer and Treasurer in December of 1999. He served as the interim Chief Financial Officer and Treasurer from August to November 1999 and was the Executive Vice President of the Western Region from April through July 1999. Mr. Michel served as the President of the Central Region from January 1998 until March 1999 and as Chief Financial Officer of Mountain People's Warehouse from January 1995 until December 1997. Mr. Michel has served on the Board of Directors since February 1996.

Richard S. Youngman, age 49, has been the President and Assistant Secretary since December 1999. He served as the Vice President of Business Development from March to November of 1999. Mr. Youngman had previously served as President of the Eastern Region from October 1997 until March 1999. Mr. Youngman was the President and a director of Stow Mills and its predecessor company from 1979 until October 1997. Mr. Youngman has served on the Board of Directors since December 1997.

Gordon D. Barker, age 54, was elected as a Director in September 1999 to fill the seat left vacant by Steven H. Townsend. He currently serves as the Chairman of the Compensation Committee and as a member of the Audit Committee. Mr. Barker has served as CEO of Snyder's Drugs since October 1999. From March 1968 to December 1996, Mr. Barker was employed at PayLess Drug Stores, Inc. (subsequently renamed ThriftyPayLess Drug Stores, Inc.), where he rose from Pharmacist, through several levels of management and ultimately became Chief Executive Officer and President. Mr. Barker serves on the following Boards of
Directors: Gart Sports Company, Infinity Towers, NuMedics Inc., and Advanced Cosmetic Treatments, LLC.

Thomas B. Simone, age 58, has been Chairman of the Board since December 1999 and has served on the Board of Directors since October 1996. Mr. Simone is a member of the Audit, Nominating and Compensation Committees. Mr. Simone has served as President and Chief Executive Officer of Simone & Associates, a healthcare and natural products investment and consulting company since April 1994. From February 1991 until April 1994, Mr. Simone was President of McKesson Drug Company. Mr. Simone also serves on the Board of Directors of ECO-DENT International, Inc.

James P. Heffernan, age 54, was elected as a Director in March 2000 to fill the seat left vacant by Norman A. Cloutier. Mr. Heffernan serves as a member of the Audit Committee. Mr. Heffernan has served as a Trustee for the New York Racing Association since 1998 and as a member of the Board of Directors and Chairman of the Finance Committee of Columbia Gas System since 1993. Mr. Heffernan served as President of WHR Management Corp. from 1987 to 1996 and Whitman Heffernan Rhein & Co., Inc. from 1987 to 1996. Mr. Heffernan also served as the Chief Financial Officer and Chief Operating Officer of Danielson Holding Corporation from 1990 to 1996.

Michael S. Funk, age 46, has served on the Board of Directors and as Vice Chairman of the Board of Directors since February 1996. Mr. Funk has served as Chief Executive Officer since December 1999. Mr. Funk served as President from October 1996 to December 1999 and as Executive Vice President from February 1996 until October 1996. Since its inception in July 1976, Mr. Funk has been President of Mountain People's Warehouse (Western region).

For information relating to shares of Common Stock owned by each of the directors, see "Stock Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

The Board of Directors of the Company met 20 times (including by telephone conference) during fiscal 2000. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees and consultants to the Company and administers and recommends grants of stock options pursuant to the Company's Amended and Restated 1996 Stock Option Plan. The Compensation Committee held four meetings during fiscal 2000. The current members of the Compensation Committee are Messrs. Barker, Cianciolo and Simone.

The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held seven meetings during fiscal 2000. The current members of the Audit Committee are Messrs. Barker, Cianciolo, Heffernan and Simone.

The Board of Directors has a Nominating Committee which nominates candidates for election to the Board of Directors. The Nominating Committee held two meetings during fiscal 2000. The current members of the Nominating Committee are Messrs. Funk and Simone. The Nominating Committee will consider nominees recommended by stockholders of the Company. The names of proposed nominees should be forwarded in writing, within the time period of stockholder proposals generally, to Daniel Atwood, Secretary, United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241, who will submit the names of the nominees to the Nominating Committee for consideration.

Director Compensation

The Company's non-employee directors receive $1,500 for attendance at each quarterly Board meeting, $500 for attendance at each telephonic Board meeting and $500 for attendance at each Board Committee meeting. The directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Additionally, the Chairman of the Board receives an annual retainer of $100,000 and the other non-employee directors receive an annual retainer of $13,500.

Compensation of Executive Officers

Summary Compensation

The following table sets forth compensation information for the fiscal years ended July 31, 2000, 1999 and 1998 with respect to the Company's Chief Executive Officer and each of the two other most highly compensated executive officers of the Company who were serving as executive officers on July 31, 2000 (the "Named Executive Officers").

Name and Principal Postition                                                 Long-Term
----------------------------                                               Compensation

                                             Annual Compensation              Awards
                                      -----------------------------------
                                                                            Securities
                                                          Other Annual      Underlying       All Other
                              Year    Salary    Bonus   Compensation (1)      Options      Compensation(2)
                            -----------------------------------------------------------------------------
Michael S. Funk(3).......    2000     $172,692     $ 0           $ 0                  0         $ 38,475
        Vice Chairman of
        the Board and
        Chief Executive
        Officer
                             1999      132,500       0             0                  0           45,064

                             1998      135,950       0             0             30,000           51,124

Richard S. Youngman(3)...
        President            2000      136,570       0             0                  0            3,755

                             1999      129,996       0             0                  0            9,996

                             1998      127,497       0             0             30,000           17,818

Name and Principal Postition                                                 Long-Term
----------------------------                                               Compensation

                                             Annual Compensation              Awards
                                      -----------------------------------
                                                                            Securities
                                                          Other Annual      Underlying       All Other
                              Year    Salary    Bonus   Compensation (1)      Options      Compensation(2)
                            -----------------------------------------------------------------------------
Kevin T. Michel(3).......    2000    $114,712  $31,958            $0             50,000           $2,889
        Chief Financial
        Officer and          1999    115,997    11,351             0                  0            7,951
        Treasurer.
                             1998     84,219    53,451        24,000              5,000           15,456

Thomas B. Simone.........    2000          0         0             0                  0          110,000
        Chairman of the
        Board                1999          0         0             0                  0                0

                             1998          0         0             0                  0                0

----------

(1) The amounts shown in this column represent travel and temporary living expenses paid by the Company in connection with the relocation of the Named Executive Officer.

(2) The amounts in this column for fiscal 2000 represent the value of Company contributions to the 401(k) accounts of the Named Executive Officers ($675 for Mr. Funk, $3,755 for Mr. Youngman and $2,889 for Mr. Michel), an executive life insurance premium in the amount of $37,800 for Mr. Funk and an annual retainer and meeting fees for Mr. Simone. The amounts in this column for fiscal 2000 do not include the fair market value of shares allocated to the accounts of the Named Executive Officers under the Company's ESOP as the number of shares allocated are not available as of the date hereof.

      The amounts in this column for fiscal 1999 represent the value of Company contributions to the 401(k) accounts of the Named Executive Officers ($1,050 for Mr. Funk, $3,900 for Mr. Youngman and $3,495 for Mr. Michel), the fair market value of shares allocated to the accounts of the Named Executive Officers under the Company's ESOP ($6,214 for Mr. Funk, $6,096 for Mr. Youngman and $4,456 for Mr. Michel) and an executive life insurance premium in the amount of $37,800 for Mr. Funk

      The amounts in this column for fiscal 1998 represent the value of Company contributions to the 401(k) accounts of the Named Executive Officers ($975 for Mr. Funk, $3,300 for Mr. Youngman and $2,968 for Mr. Michel), the fair market value of shares allocated to the accounts of the Named Executive Officers under the Company's ESOP ($12,349 for Mr. Funk, $14,518 for Mr. Youngman and $12,488 for Mr. Michel) and an executive life insurance premium in the amount of $37,800 for Mr. Funk.

(3) During fiscal 2000, the Compensation Committee set annual salaries for Messrs. Funk, Youngman and Michel at $250,000, $150,000 and $150,000, respectively.

Option Grant Table

The following table sets forth certain information regarding options granted during the fiscal year ended July 31, 2000 by the Company to the Named Executive Officers. The Company did not grant any stock appreciation rights ("SARs") to Named Executive Officers during the fiscal year ended July 31, 2000.

                                    OPTION GRANTS IN LAST FISCAL YEAR
                                                                                   Potential Realizable Value at
                                                                                   Assumed Annual Rates of Stock
                       Number of     Percent of                                    Price Appreciation for Option
                      Securities    Total Options    Exercise or                   -----------------------------
                      Underlying     Granted to    Base Price Per    Expiration           5%           10%
       Name         Options Granted  Employees in     Share           Date             --------      --------
                                     Fiscal Year
Michael S. Funk                   0        --                 --          --               --            --
Richard S.
Youngman                          0        --                 --          --               --            --
Kevin T. Michel              50,000         6%               $8.97    12/15/09         $282,059      $714,793
Thomas B. Simone             90,000        11%      $8.97 - $11.44  12/15/09-2/22/10   $385,072      $975,849

Fiscal Year-End Option Value Table

The following table summarizes certain information regarding stock options held as of July 31, 2000 by each of the Named Executive Officers. No options or SARs were exercised by Named Executive Officers during the fiscal year ended July 31, 2000, and no SARs were held by Named Executive Officers at fiscal year end.

                          FISCAL YEAR-END OPTION VALUES

           Name           Number of Securities Underlying             Value of Unexercised
                          Unexercised Options at                      In-The-Money Options
                          Fiscal Year End                             at Fiscal Year End(1)

                          Exercisable(#)/Unexercisable(#)        Exercisable($)/Unexercisable($)

Michael S. Funk                     115,500/30,000                           $734,910/$0
Richard S. Youngman                       0/30,000                                   0/0
Kevin T. Michel                      16,500/59,125                        76,065/283,016
Thomas B. Simone                     46,500/60,000                       160,365/242,700

----------

(1) Value based upon the last sales price per share ($14.25) of the Company's Common Stock on July 31, 2000, as reported on the Nasdaq National Market, less the exercise price.

Employment Agreements

The Company is a party to an employment agreement with Michael S. Funk covering the period commencing February 20, 1996 and ending December 31, 2000, subject to extension for an additional five-year term at the election of Mr. Funk. The agreement provides for Mr. Funk to serve as President of Mountain People's, Executive Vice President of the Company and Vice Chairman of the Company's Board of Directors. In December 1999, the Board of Directors elected Mr. Funk to serve as Chief Executive Officer of the Company. Under the employment agreement, Mr. Funk's annual compensation can not be less than $130,000.

Mr. Funk may terminate the agreement upon 90 days' written notice to the Company. The Company may terminate the agreement only for cause or in the event of Mr. Funk's death or disability. The agreement includes a non-competition clause under which Mr. Funk agreed that during the term of the agreement and for three years thereafter he will not, directly or indirectly, participate in (i) a wholesale distribution business in competition with the Company or Mountain People's or (ii) a retail business in competition with the Company or any of its subsidiaries which is located within 15 miles of a retail store owned by the Company or one of its subsidiaries; provided, however, that Mr. Funk's management and ownership of an equity interest in Mountain People's Wine Distributing, Inc. ("MPWD") will not be deemed a breach of this covenant unless MPWD distributes products east of the Mississippi River or engages in a business other than the distribution and sale of wine and alcoholic beverages.

In connection with the acquisition of Stow Mills, Inc. in October 1997, the Company entered into an employment agreement with Richard S. Youngman pursuant to which Mr. Youngman was employed as President and Chief Executive Officer of Stow Mills and President of the Company's Eastern Region. Effective December 1999, Mr. Youngman was elected President of the Company. The employment agreement provides for an initial term of two years at an annual base salary of $130,000, plus bonuses and stock options as determined by the Compensation Committee of the Company's Board of Directors and substantially equivalent to those provided to other senior executive officers of the Company and its subsidiaries. The employment agreement provides that, at the end of the initial two-year term, and each year thereafter, Mr. Youngman's employment will automatically be renewed unless either party notifies the other party that he or it elects to terminate the employment agreement. Mr. Youngman's salary will be reviewed by the Company at the beginning of each of its fiscal years and, in the sole discretion of the Company, may be increased, but not decreased, for such year. The employment agreement contains non-disclosure, non-competition and non-solicitation covenants during the employment term and for a one-year period thereafter.

Certain Transactions

In connection with the establishment of the ESOP in November 1988, Norman A. Cloutier, Steven H. Townsend, Daniel V. Atwood and Theodore Cloutier contributed an aggregate of 2,200,000 shares of the Company's Common Stock to the ESOT in exchange for a note (the "ESOT Note") from the ESOT in the original amount of $4,080,000, the largest amount of indebtedness outstanding under the ESOT Note. The Company guarantees payment by the ESOT of the ESOT Note. The ESOT Note is payable in equal monthly installments of principal and interest from December 1988 to May 2015. Interest is charged on the ESOT Note at a rate of 10% per annum. The amount outstanding on the ESOT Note as of September 30, 1999 was $2,393,600.

On April 14, 1998, the Company loaned $100,000 to Kevin Michel in connection with Mr. Michel's relocation from California to Colorado. On July 15, 1998, Mr. Michel issued the Company a note (which will not bear interest as long as Mr. Michel remains an employee of the Company) due April 14, 2013. Mr. Michel repaid this loan in full in June 1999.

Report of the Compensation Committee on Executive Compensation

Overview and Philosophy

The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for making recommendations concerning salaries and incentive compensation for employees of the Company, including the Company's Chief Executive Officer and other executive officers, and administering the Company's Amended and Restated 1996 Stock Option Plan. The Committee currently consists of Messrs. Barker, Cianciolo and Simone. This report addresses the Company's compensation policies for fiscal 2000 as they affected the Chief Executive Officer and the Company's other executive officers.

      The objectives of the Company's executive compensation program are to:

o Attract and retain key executives critical to the long-term success of the Company;

o Align the executive officers' interests with the interests of stockholders and the success of the Company; and

o     Recognize and reward individual performance and responsibility.

Compensation Program

General. The Company's executive compensation program generally consists of base salary and long-term incentive compensation in the form of stock options. Executives also participate in benefit programs that are generally available to employees of the Company, including medical benefits, the ESOP and the Company's 401(k) Plan.

All compensation decisions are determined following a review of many factors that the Committee believes are relevant, including third-party data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

In general, the Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Committee also considers general economic conditions, the Company's financial performance and individual merit in setting compensation policies for its executive officers.

For fiscal 2000, the Committee reviewed the appropriate mix between salary and other forms of compensation and set annual compensation guidelines for the Company's executives.

Base Compensation. Michael S. Funk, the Company's Chief Executive Officer, had his salary for fiscal 2000 based primarily on subjective factors, including his leadership skills and his contributions to the Company's growth (both internally and through acquisitions) and overall performance over the past several years, as well as his contributions to the Company's improved operating and financial performance since his election as Chief Executive Officer. In light of the Company's position as one of only two national distributors of natural foods and related products in the United States, the Committee believes that the Chief Executive Officer's current base salary of $250,000, while significantly higher than prior years, remains well below market. The Committee intends to continue to assess the Chief Executive Officer's salary from time to time to assure that it remains competitive within the natural foods industry.

Richard S. Youngman, President of the Company, is party to a multi-year employment agreement with the Company that fixes his base salary. The employment agreement with Mr. Youngman was entered into in October 1997 in connection with the Company's merger with Stow Mills. Under the agreement, Mr. Youngman is entitled to an annual base salary of $130,000, plus bonuses and stock options as determined by the Committee and substantially equivalent to those provided to other senior executives of the Company. Notwithstanding this agreement, the Committee has set Mr. Youngman's current annual salary at $150,000.

Kevin T. Michel, Chief Financial Officer of the Company, has a current base salary of $150,000. The Committee believes that the comparable base salaries of Messrs. Youngman and Michel, while higher than prior years, are still well below market in light of the executive responsibilities and the Committee intends to continue to review the base salaries of Messrs. Youngman and

Michel during Fiscal 2001. However, Messrs. Funk and Youngman each own a significant number of shares of the Company's Common Stock. This ownership helps align their efforts with the entire stockholder group. See "Compensation of Executive Officers -- Employment Agreements."

For fiscal 2000, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Committee. Base compensation was also determined in light of a particular individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

Long-Term Incentive Compensation. Long-term incentives for executive officers and key employees are provided through individual stock ownership, the Company's Employee Stock Ownership Plan and Amended and Restated 1996 Stock Option Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are granted at an option price equal to the fair market value, or, in the case of owners of 10% or more of the Company's Common Stock, 10% above the fair market value, of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including
(i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive.

Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million dollars paid to its Chief Executive Officer or any of its Named Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Committee is considering the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                                   Gordon D. Barker, Chairman
                                                   Thomas B. Simone
                                                   Joseph M. Cianciolo

Compensation Committee Interlocks and Insider Participation

The current members of the Company's Compensation Committee are Messrs. Barker, Cianciolo and Simone. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Comparative Stock Performance

The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from November 1, 1996 (the date of the Company's initial public offering) through July 31, 2000 with the cumulative total return on (i) an index of Food Service Distributors and Grocery Wholesalers and (ii) the Nasdaq Composite Index. The comparison assumes the investment of $100 on November 1, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The index of Food Service Distributors and Grocery Wholesalers includes SYSCO Corporation, Performance Food Group Co., Fleming Companies, Inc. and SuperValu, Inc. Prior to November 1996, the Company's Common Stock was not registered under the Exchange Act.

                             UNFI Performance Graph

                                [GRAPH OMITTED]



                               11/1/96   7/31/97   7/31/98   7/31/99    7/31/00
                               -------   -------   -------   -------    -------
     United Natural               $100      $178      $206      $139       $106
     Index of Food
     Distributors and
     Wholesalers                  $100      $122      $131      $145       $166
     Nasdaq Composite Index       $100      $130      $153      $216       $308

            PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO THE AMENDED AND
                         RESTATED 1996 STOCK OPTION PLAN

The Board of Directors believes that the continued growth and success of the Company depends, in large part, upon its ability to attract, retain and motivate key employees. Accordingly, on September 20, 2000, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Option Plan") to increase the number of shares of Common Stock available for issuance under the Plan from 2,000,000 shares to 2,500,000 shares to ensure that the Company may continue to attract and retain key employees who are expected to contribute to the Company's growth and success. Of the 2,000,000 shares authorized for issuance under 1996 Option Plan, options for the purchase of 1,720,846 shares of Common Stock, net of forfeitures, have been granted during the four-year period since the adoption of the Plan, leaving a balance of 279,154 shares of Common Stock reserved for future options grants. The following is a summary of some of the principal terms of the 1996 Option Plan.

SUMMARY OF THE 1996 OPTION PLAN

The 1996 Option Plan was originally adopted by the Board of Directors on July 29, 1996 and approved by the stockholders of the Company on July 31, 1996. An Amended and Restated 1996 Option Plan was approved by the stockholders of the Company on October 28, 1996. An additional amendment to the Amended and Restated 1996 Option Plan was approved by the stockholders of the Company on December 18, 1998. The 1996 Option Plan provides for the grant of stock options to employees, officers and directors of, and consultants or advisers to, the Company and its subsidiaries (collectively, "participants"). Under the 1996 Option Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), or options not intended to qualify as incentive stock options ("non-statutory options"). Incentive stock options may only be granted to employees of the Company. The maximum number of shares with respect to which options may be granted to a participant under the 1996 Option Plan may not exceed 500,000 shares of Common Stock during any calendar year.

The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1996 Option Plan, the Compensation Committee has the authority to select the participants to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years or, in the case of incentive stock otpions granted to a stockholder owning in excess of 10% of the Company's Common Stock, five years).

Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent, as applicable, with Section 422 of the Code and Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended. Incentive stock options are not assignable or transferable except by will or the laws of descent and distribution.

The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1996 Option Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to participants upon exercise of options, or such other provisions as shall be determined by the Compensation Committee, so long as not inconsistent with the 1996 Option Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1996 Option Plan may be exercised.

As of September 30, 2000, the Company had approximately 2,700 employees and four non-employee directors, all of whom were eligible to participate in the 1996 Option Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine award recipients. From the initial adoption of the Company's 1996 Option Plan through September 30, 2000: options to purchase an aggregate of 145,500 shares thereunder had been granted to Michael S. Funk, Chief Executive Officer; options to purchase an aggregate of 30,000 shares thereunder had been granted to Richard
S. Youngman, President of the Company; options to purchase an aggregate of 75,625 shares thereunder had been granted to Kevin T. Michel, Chief Financial Officer and Treasurer; options to purchase an aggregate of 106,500 shares thereunder had been granted to Thomas B. Simone, Chairman of the Board; options to purchase an aggregate of 214,500 shares thereunder had been granted to all current directors who are not executive officers of the Company as a group; options to purchase an aggregate of 251,125 shares thereunder had been granted to all current executive officers of the Company as a group; no options to purchase shares thereunder had been granted to any associate of any director, executive officer or nominee for director of the Company; and options to purchase an aggregate of 1,255,221 shares thereunder had been granted to all employees of the Company who are not executive officers.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1996 Option Plan and with respect to the sale of Common Stock acquired under the 1996 Option Plan.

Incentive Stock Options

In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Non-statutory Stock Options

As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Tax Consequences to the Company

The grant of an award under the 1996 Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1996 Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1996 Option Plan, including as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THIS AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE ADOPTION OF THIS PROPOSED AMENDMENT.


                 PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed KPMG LLP as independent public accountants of the Company for the fiscal year ending July 31, 2001, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the appointment of KPMG LLP, the Board of Directors will reconsider the matter. A representative of KPMG LLP, which served as independent public accountants for the fiscal year ended July 31, 2000, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

The Board of Directors believes the ratification of the appointment of KPMG LLP is in the best interests of the Company and its stockholders and recommends a vote FOR such ratification.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (for purposes of this report, the "Committee") is composed of four independent outside directors. The Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended July 31, 2000 (the "audited financial statements").

|X| The Committee has reviewed and discussed the audited financial statements with management;

|X| The Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61;

|X| The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence from the Company; and

|X| Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, for filing with the U.S. Securities and Exchange Commission.

Joseph M. Cianciolo, Chair
Gordon D. Barker
James P. Heffernan
Thomas B. Simone

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 260 Lake Road, Dayville, Connecticut 06241, no later than July 26, 2001.

If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2001 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2001 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                  OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                            By Order of the Board of Directors,

                                                   Thomas B. Simone,
                                                   Chairman of the Board
                                                   November 2, 2000

PROXY                      UNITED NATURAL FOODS, INC.                      PROXY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                ANNUAL MEETING OF STOCKHOLDERS - December 6, 2000

      Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Thomas B. Simone, Michael S. Funk and Kevin T. Michel, or each of them, with full power of substitution, as proxies for those signing on the reverse side to attend the Annual Meeting of Stockholders of United Natural Foods, Inc. to be held at the Hyatt Regency Sacramento at Capitol Park, 1209 L Street, Sacramento, CA 95814 at 10:00 a.m. (local time) on December 6, 2000, and at any adjournments or postponements thereof, and there to vote and act as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" THE PROPOSALS.

      PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

|X| PLEASE MARK VOTE AS IN THIS EXAMPLE

1.    To elect the following Class I Directors for the ensuing three years:

      Class I Nominees: Joseph M. Cianciolo, Kevin T. Michel and Richard S. Youngman.

            |_|  FOR all nominees      |_|  WITHHELD from all nominees

      FOR, except vote withheld from the following nominees:____________________

2. To approve an amendment to the Corporation's Amended and Restated 1996 Stock Option Plan increasing the number of shares available for issuance under the Plan from 2,000,000 to 2,500,000.

            |_|  FOR            |_|  AGAINST          |_|  ABSTAIN

3. To ratify the appointment of KPMG LLP as independent public accountants of the Corporation for the current fiscal year.

            |_|  FOR            |_|  AGAINST          |_|  ABSTAIN


      A vote FOR proposals 1, 2 and 3 is recommended by the Board of Directors of United Naturals Foods, Inc.

      IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


                                             ------------------------------
                                             Stockholder sign here


                                             ------------------------------
                                             Co-owner sign here


                                             Date:
                                                  -------------------------

                           United Natural Foods, Inc.

            Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

      o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

      o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

      Audit Committee members shall meet the requirements of the The Nasdaq National Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have, or within a reasonable period of time after appointment to the Audit Committee shall have, a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

      Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

      Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

      2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

      3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

      4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

      Independent Auditors

      5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      6. Approve the fees and other significant compensation to be paid to the independent auditors.

      7. On an annual basis, the Committee should request from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard Number 1 and review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

      8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

      9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

      10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      Internal Audit Department and Legal Compliance

      11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

      12. Review the appointment, performance, and replacement of the senior internal audit executive.

      13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

      14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

      Other Audit Committee Responsibilities

      15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

      16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

      17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

      18. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

      19.   Periodically perform self-assessment of audit committee performance.

      20. Review financial and accounting personnel succession planning within the company.

      21. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                           UNITED NATURAL FOODS, INC.

                              Amended and Restated
                             1996 Stock Option Plan

1.    Purpose.

      The purpose of this plan (the "Plan") is to secure for United Natural Foods, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.    Type of Options and Administration.

      (a) Types of Options. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or Non-Statutory Options which are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

      (b) Administration.

            (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

            (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

      (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.    Eligibility.

      Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

4.    Stock Subject to Plan.

      (a) Number of Shares. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 1,375,000 shares (after giving effect to the Company's 55-for-1 stock split, in the form of a stock dividend, effective as of September 3, 1996 (the "Split")). If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance to Reporting Persons or pursuant to exercise of Incentive Stock Options.

      (b) Per-Person Limit. Subject to an adjustment as provided in Section 15 below, for options granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an option may be granted to any person under the Plan shall be 500,000 (after giving effect to the Split) per calendar year. The per-person limit described in this Section 4(b) shall be construed and applied consistent with Section 162(m) of the Code.

5.    Forms of Option Agreements.

      As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.    Purchase Price.

      (a) General. Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

      (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.    Option Period.

      Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.    Exercise of Options.

      Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.    Non-transferability of Options.

      Except as the Board of Directors may otherwise determine or provide in an option grant, options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

10.   Effect of Termination of Employment or Other Relationship.

      Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.   Incentive Stock Options.

      Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

      (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

      (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

            (ii) the option exercise period shall not exceed five years from the date of grant.

      (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

      (d) Termination of Employment Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

            (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three month period shall be treated as the exercise of a non-statutory option under the Plan;

            (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

            (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.   Additional Provisions.

      (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

      (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

13.   General Restrictions.

      (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

      (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.   Rights as a Shareholder.

      The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.   Adjustment Provisions for Recapitalizations and Related Transactions.

      (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization reclassification, stock dividend (other than the Split), stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (w) the maximum number and kind of shares reserved for issuance under the Plan, (x) the maximum number and kind of shares with respect to which an option may be granted to any person per calendar year, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

      (b) Board Authority to Make Adjustments. Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.   Merger Consolidation Asset Sale Liquidation Etc.

      (a) General. Upon the occurrence of an Acquisition Event (as defined below), all outstanding options shall terminate, provided that at least 10 days prior to the effective date of such Acquisition Event, the Board of Directors may, in its sole discretion, either (i) if there is a surviving or acquiring corporation, arrange, subject to consummation of the Acquisition Event, to have that corporation or an affiliate of that corporation grant to optionees replacement options (or assume the options of the Company) which are proportionately equivalent to such option with respect to the number of shares and exercise price and in the case of Incentive Stock Options satisfy, in the determination of the Board of Directors, the requirements of Section 424(a) of the Code, or (ii) provide that all outstanding options will become exercisable, realizable or vested in full immediately prior to the effective date of such Acquisition Event. An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company in one or a series of related transactions; (c) the complete liquidation of the Company; or (d) the acquisition of more than 50% of the outstanding voting securities of the Company by a single person or entity or group of persons and/or entities acting in concert.

      (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.   No Special Employment Rights.

      Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.   Other Employee Benefits.

      Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.   Amendment of the Plan.

      (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

      (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.   Withholding.

      (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee for at least six months. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

      (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

21.   Cancellation and New Grant of Options, Etc.

      The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.   Effective Date and Duration of the Plan.

      (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.   Provision for Foreign Participants.

      The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                                        Adopted by the Board of Directors
                                        on July 29, 1996.

                                        Amended and Restated by the Board
                                        of Directors on October 28, 1996.

                           UNITED NATURAL FOODS, INC.

                                 Amendment No. 1

                              Amended and Restated
                             1996 Stock Option Plan

      The United Natural Foods, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan"), is hereby amended as set forth below:

      1. Subsection 4(a) of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

         "Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 2,000,000 shares (after giving effect to the Company's 55-for-1 stock split, in the form of a stock dividend, effective as of September 3, 1996 (the "Split"))."

      2. In all other respects, the Plan shall remain in full force and effect.

                                             Adopted by the Board of Directors
                                             on November 6, 1998.

                                             Approved by the stockholders of the
                                             Company on December 18, 1998.

                           UNITED NATURAL FOODS, INC.

                                 Amendment No. 2

                              Amended and Restated
                             1996 Stock Option Plan

      The United Natural Foods, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan"), is hereby amended as set forth below:

      1. Subsection 4(a) of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

         "Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 2,500,000 shares (after giving effect to the Company's 55-for-1 stock split, in the form of a stock dividend, effective as of September 3, 1996 (the "Split"))."

      2. In all other respects, the Plan shall remain in full force and effect.

                                             Adopted by the Board of Directors
                                             on September 20, 2000.